Exhibit 10.2

ROCKWELL AUTOMATION, INC.

RESOLUTIONS OF THE
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS
ADOPTED ON JUNE 4, 2003

     RESOLVED, that Section 1 of each of the Restricted Stock Agreements dated December 1, 1999, as amended June 6, 2001, December 3, 1997, as amended June 6, 2001, and December 6, 1995, as amended December 5, 1996 and June 6, 2001, between this Corporation and D. H. Davis, Jr. (the “Restricted Stock Agreements”) with respect to grants of an aggregate of 39,458 shares of this Corporation’s Common Stock as restricted stock (the “Restricted Shares”) in payment of awards under this Corporation’s Annual Incentive Compensation Plan for Senior Executive Officers, and Stock Dividends (as therein defined) on those Restricted Shares, is hereby amended in its entirety to read as follows:

1.	Earnings of Restricted Shares

(a)	If (i) you shall continue as an employee of the Corporation until January 31, 2005; or (ii) you shall die or suffer a disability that shall continue for a continuous period of at least six months prior to January 31, 2005; or (iii) a “Change of Control” (as defined for purposes of Article III, Section 13(I)(1) of the Corporation’s By-Laws) shall occur; then you shall be deemed to have fully earned all the Restricted Shares subject to this Agreement.

(b)	If your employment by the Corporation terminates prior to January 31, 2005, you shall be deemed not to have earned any of the Restricted Shares and shall have no further rights with respect thereto unless the Board of Directors or the Committee shall determine, in its sole discretion, that your earlier retirement from service with the Corporation is in the best interests of the Corporation.

; and further

     RESOLVED, that the officers of this Corporation be, and each of them is, authorized and empowered, in the name and on behalf of this Corporation, to take or cause to be taken such action or actions and to execute and deliver or cause to be executed and delivered such agreements, instruments, certificates and other documents, as they may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolution.